UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 29, 2007
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA	19087-5283
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release, dated March 29, 2007 issued by Airgas, Inc.

Item 1.01. Entry into a Material Definitive Agreement.
     On March 29, 2007, Airgas, Inc. (“Airgas”) entered into the Packaged Gas Business Equity Purchase Agreement (the “Agreement”) with Linde Gas Inc., a Delaware corporation, and Linde Aktiengesellschaft, a German corporation (the “Guarantor”). Pursuant to the Agreement, Airgas will acquire certain of the U.S. packaged gas business assets of the Guarantor. On March 29, 2007, Airgas issued a press release announcing its entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     Under the Agreement, Airgas has agreed to pay cash consideration of $310 million, which is subject to a customary working capital adjustment. The closing of the acquisition is conditioned upon U.S. Federal Trade Commission review and approval of the transactions contemplated by the Agreement, and other customary closing conditions.
     The foregoing description of the Agreement does not purport to be complete, but is a brief description of the terms and conditions that are material to Airgas. In addition, this description shall be qualified in its entirety by the terms and conditions of the Agreement, a copy of which will be filed with Airgas’ Form 10-K for the fiscal year ended March 31, 2007.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements: None
(b) Pro forma financial information: None
(c) Shell company transactions: None
(d) Exhibits

Exhibit 99.1	Press Release, dated March 29, 2007, issued by Airgas, Inc.

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SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.
(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Thomas M. Smyth		AIRGAS SOUTH, INC.
	Thomas M. Smyth		AIRGAS GULF STATES, INC.
	Vice President & Controller		AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Thomas M. Smyth

Thomas M. Smyth
Vice President

ATNL, INC.

(Co-Registrant)

		BY:	/s/ Melanie Andrews

Melanie Andrews
President
DATED: April 3, 2007

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